EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2017 and the states or jurisdictions in which they are organized. Each subsidiary is indented beneath its principal parent. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman Sachs & Co. LLC	New York
Goldman Sachs Paris Inc. et Cie	France
Goldman Sachs Funding LLC	Delaware
Goldman Sachs Financial Markets, L.P.	Delaware
Goldman, Sachs & Co. Wertpapier GMBH	Germany
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group UK Limited	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Goldman Sachs Group Holdings (U.K.) Limited	United Kingdom
Scadbury UK Limited	United Kingdom
ELQ Investors VIII Ltd	United Kingdom
Titanium UK Holdco 1 Limited	United Kingdom
Titanium Luxco 2 S.A R.L.	Luxembourg
Rothesay Life (Cayman) Limited	Cayman Islands
Broad Street Principal Investments International, Ltd.	Cayman Islands
J. Aron & Company LLC	New York
GSAM Holdings LLC	Delaware
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Asset Management International Holdings L.L.C.	Delaware
Goldman Sachs Asset Management Co., Ltd.	Japan
Goldman Sachs Hedge Fund Strategies LLC	Delaware
GS Investment Strategies, LLC	Delaware
Goldman Sachs (Asia) Corporate Holdings L.L.C.	Delaware
Goldman Sachs Holdings (Asia Pacific) Limited	Hong Kong
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Asia) L.L.C.	Delaware
Goldman Sachs (Hong Kong) International Investments Limited	Hong Kong
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs Holdings (Singapore) PTE. Ltd.	Singapore
J. Aron & Company (Singapore) PTE.	Singapore
Goldman Sachs Holdings ANZ Pty Limited	Australia
Goldman Sachs Financial Markets Pty Ltd	Australia
Goldman Sachs Australia Group Holdings Pty Ltd	Australia
Goldman Sachs Australia Capital Markets Limited	Australia
Goldman Sachs Australia Pty Ltd	Australia
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe III Ltd.	United Kingdom
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
GS Funding Europe IV Limited	United Kingdom
GS Funding Europe V Limited	United Kingdom

Name	State or Jurisdiction of Organization of Entity
GSSG Holdings LLC	Delaware
Goldman Sachs Specialty Lending Holdings, Inc.	Delaware
Special Situations Investing Group II, LLC	Delaware
Special Situations Investing Group III, Inc.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Asia Investing Holdings Pte. Ltd.	Singapore
Mercer investments (Singapore) PTE. Ltd.	Singapore
MTGRP, L.L.C.	Delaware
AIH Overseas Investments PTE. Ltd.	Singapore
Asia Investment Holdings (Europe) S.A R.L.	Luxembourg
Austreo Property Ventures Pty Ltd	Australia
Goldman Sachs Investments Holdings (Asia) Limited	Mauritius
GSFS Investments I Corp.	Delaware
GS Financial Services L.P. (DEL)	Delaware
GS Strategic Investments Japan LLC	Delaware
JLQ LLC	Cayman Islands
Minato Capital Holdings KK	Japan
Goldman Sachs Credit Partners (Japan), Ltd.	Japan
ELQ Holdings (Del) LLC	Delaware
Pascal Topco SAS	France
ELQ Holdings (UK) Ltd	United Kingdom
ELQ Investors VI Ltd	United Kingdom
ELQ Investors IX Ltd	United Kingdom
ELQ Investors II Ltd	United Kingdom
GS Diversified Funding LLC	Delaware
Hull Trading Asia Limited	Hong Kong
Goldman Sachs LLC	Mauritius
Goldman Sachs Venture LLC	Mauritius
MTGLQ Investors, L.P.	Delaware
ELQ Investors, LTD	United Kingdom
GS European Strategic Investment Group (2009) Ltd	United Kingdom
GS UK Funding Limited Partnership	United Kingdom
Broad Street Principal Investments Superholdco LLC	Delaware
Broad Street Principal Investments, L.L.C.	Delaware
BSPI Holdings, L.L.C.	Delaware
Broad Street Investments Holding (Singapore) PTE. Ltd	Singapore
Broad Street Principal Investments Holdings, L.P.	Delaware
Broad Street Credit Holdings LLC	Delaware
Broad Street Credit Investments LLC	Delaware
GS Fund Holdings, L.L.C.	Delaware
Shoelane, L.P.	Delaware
Goldman Sachs Do Brasil Banco Multiplo S/A	Brazil